Janet Nittmann
jnittmann@doversaddlery.com
Tel 978 952 8062 x218

For Immediate Release

Dover Saddlery Announces Strong Financial Results for Fiscal Year 2009

LITTLETON, MA—(MARKET WIRE)—Mar 30, 2010 — Dover Saddlery, Inc. (NasdaqCM:DOVR - News), the leading multichannel retailer of equestrian products, today announced financial results for the fourth quarter and fiscal year ended December 31, 2009.

Fourth quarter results

Total revenues for the fourth quarter of 2009 increased 3.7% to $22.1 million and same-store sales increased 3.1% over the same period in the prior year. Retail store channel revenues increased 10.7% to $6.8 million, due to improved same store sales and the opening of new stores in 2008 and 2009.

Net income for the quarter increased to $882,000, from a loss of $(13.9) million in the corresponding quarter of the prior year. This improvement was due to increased revenues and gross profit, and the non-recurrence of the prior year goodwill impairment charge. Earnings increased to $0.17 per diluted share in the fourth quarter of 2009 compared to a loss of $(2.68) per diluted share for the corresponding period in 2008.

Full Year Results

Total revenues for the fiscal year 2009 were $76.2 million compared to $78 million for 2008. Retail store channel revenues increased 12.3% to $24.9 million due primarily to the opening of new Dover Saddlery retail stores in 2008 and 2009, partially offset by a decline in same store sales of 2.3%. The decline in total revenue, while improved in the fourth quarter, is attributable to the recession in the first three quarters of the year.

Net income for fiscal 2009 was $904,000, compared to a loss of ($13.8) million for the fiscal year 2008. This improvement in net income was due to increased gross profit, cost savings in selling, general and administrative expenses, and the non-recurrence of the prior year goodwill impairment charge. Resulting earnings increased to $0.17 per diluted share for the fiscal year 2009 compared to a loss of $(2.68) per diluted share in 2008.

“We are very pleased with our financial results for 2009,” commented Stephen L. Day, president and CEO of Dover Saddlery. “Our focus on reducing costs and inventory levels, while maintaining outstanding customer service and optimal in-stock levels, has been rewarded with improved profitability and excellent operating cash flow. As a result, we have strengthened our balance sheet by reducing our bank borrowings from $8.3 million at the end of 2008, to $3.0 million at the end of 2009. During 2010 we will be exploring opportunities to open new retail stores, taking advantage of extremely favorable lease rates.”

Adjusted EBITDA for the fiscal year 2009 increased 24 % to $4.1 million from $3.3 million achieved in 2008. The company opened one store in North Kingstown, RI in February 2009, bringing the total number of retail stores to thirteen.

A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this press release.

Business Outlook 2010

Until there is greater long-term visibility on the economic recovery and consumer expectations and sentiment, the Company is not providing guidance on business prospects in 2010.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 8:30 A.M. ET today to discuss the fourth quarter and full year 2009 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/ this web cast will be archived for a year.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2010, the prospects for overall revenue growth and profitability, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2009	2008	2009	2008
Revenues, net- direct	$15,303	$15,182	$51,345	$55,843
Revenues, net – retail stores	6,844	6,182	24,859	22,138

Revenues, net — total	$22,147	$21,364	$76,204	$77,981
Cost of revenues	12,843	13,023	47,351	49,319

Gross profit	9,304	8,341	28,853	28,662
Selling, general and administrative expenses	7,332	7,103	25,702	26,299
Goodwill impairment charge	—	14,267	—	14,267

Income (loss) from operations	1,972	(13,029)	3,151	(11,904)
Interest expense, financing and other related costs, net	315	322	1,310	1,287
Other investment loss, net	43	78	44	96

Income (loss) before income tax provision	1,614	(13,429)	1,797	(13,287)
Provision for income taxes	732	485	893	562

Net income (loss)	$882	$(13,914)	$904	$(13,849)

Net income (loss) per share
Basic	$0.17	$(2.68)	$0.17	$(2.68)

Diluted	$0.17	$(2.68)	$0.17	$(2.68)

Number of shares used in per share calculation
Basic	5,200,000	5,187,000	5,190,000	5,164,000
Diluted	5,284,000	5,187,000	5,248,000	5,164,000
Other Operating Data:
Number of retail stores(1)	13	12	13	12
Capital expenditures	149	236	426	1,123
Gross profit margin	42.0%	39.0%	37.9%	36.8%

(1)	Includes twelve Dover-branded stores and one Smith Brothers store; the December 31, 2009 store count includes the Alpharetta, GA Dover-branded store opened in Q4 2008, and the North Kingstown, RI Dover-branded store opened in Q1 2009.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$732	$448
Accounts receivable	827	833
Inventory	15,301	17,330
Prepaid catalog costs	1,164	1,673
Prepaid expenses and other current assets	780	997

Total current assets	18,804	21,281
Net property and equipment	3,365	3,599
Other assets:
Deferred income taxes	709	583
Intangibles and other assets, net	684	989

Total other assets	1,393	1,572

Total assets	$23,562	$26,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligation and outstanding checks	$676	$480
Accounts payable	2,305	2,168
Accrued expenses and other current liabilities	4,083	3,640
Income taxes payable	350	—
Deferred income taxes	21	212

Total current liabilities	7,435	6,500
Long-term liabilities:
Revolving line of credit	3,000	8,300
Subordinated notes payable, net	5,091	4,907
Capital lease obligation, net of current portion	132	125

Total long-term liabilities	8,223	13,332
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; issued 5,263,975 and 5,187,038 as of December 31, 2009 and December 31, 2008	1	1
Additional paid in capital	45,181	44,801
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Accumulated deficit	(31,196)	(32,100)

Total stockholders’ equity	7,904	6,620

Total liabilities and stockholders’ equity	$23,562	$26,452

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results, and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results, and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income and other income plus interest expense, income taxes, non-cash stock-based compensation, non-cash goodwill impairment charge, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	December 31,	December 31,
	2009	2008
Net Income (loss)	$904	$(13,849)
Depreciation	769	777
Amortization of intangible assets	6	24
Stock-based compensation	179	159
Goodwill impairment charge	—	14,267
Interest expense, financing and other related costs, net	1,310	1,287
Other investment loss	44	96
Provision for income taxes	893	562

Adjusted EBITDA	$4,105	$3,323